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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-2 of Appliance Recycling Centers of America, Inc. of our report dated February 17, 2004, relating to the consolidated financial statements of Appliance Recycling Centers of America, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ MCGLADREY AND PULLEN, LLP

Minneapolis, Minnesota
February 25, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM